SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 17, 2000


                                Dime Bancorp, Inc
                                -----------------
             (Exact Name of Registrant as Specified in its Charter)


          Delaware                     001-13094                11-3197414
---------------------------------     ------------           -------------------
(State or Other Jurisdiction)         (Commission            (IRS Employer
                                      File Number)           Identification No.)



           589 Fifth Avenue
           New York, New York                                10017
----------------------------------------                     ----------
(Address of Principal Executive Offices)                     (Zip Code)


       Registrant's telephone number, including area code: (212) 326-6170


                                 Not applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.

         On October 17, 2000, Dime Bancorp, Inc. issued the following earnings release:



                                                    Contact:  Dime
                                                              Franklin L. Wright
                                                              (212) 326-6170


October 17, 2000
00/33


FOR IMMEDIATE RELEASE


                    DIME ANNOUNCES RECORD OPERATING EARNINGS

         New York -- October 17, 2000 -- Dime Bancorp, Inc. (NYSE:DME) today announced record operating earnings of $69.4 million for the third quarter of 2000, up 12% from $61.8 million for the third quarter of 1999 and 4% from $66.6 million in the 2000 second quarter. Operating earnings are reported earnings adjusted for the effects of certain non-recurring or unusual items. The 2000 third quarter operating results exclude significant charges related to a series of profit improvement initiatives announced on September 15, 2000, including the designation for sale of approximately $2 billion of securities from Dime's portfolio and expense reduction actions, as well as defending against a hostile takeover attempt.

         Operating earnings per diluted share for the 2000 third quarter were $0.59, compared with $0.55 in the 1999 third quarter and $0.60 in the 2000 second quarter. The lower third quarter 2000 operating earnings per share as compared with the immediately prior quarter were the result of a temporary increase in average equivalent common shares outstanding due to a capital investment by Warburg Pincus Equity Partners, L.P. and affiliates. Although the bulk of the Warburg investment was made early in the third quarter, a program to repurchase common shares was not announced until October 6, 2000. Operating earnings, adjusted for this temporary increase in average shares outstanding as well as excluding the net interest income benefit of the Warburg capital investment, were $0.61 per common share for the 2000 third quarter. Dime noted that its earnings per share results would be affected until such time as it completes the planned 13.6 million share buyback program.

         Tony Terracciano, Chairman of Dime, said, "Dime recorded a strong third quarter performance despite the challenging interest rate environment. We also remained focused on accelerating our strategy to enhance stockholder value as we announced a series of productivity initiatives and worked to introduce new technology that is intended to lift our performance to the next level."

         Lawrence J. Toal, Dime's Chief Executive Officer, said, "Dime's record third quarter operating earnings reflected improved non-interest income, due in part to solid mortgage banking revenues, and continued expense control. Net interest income remained at record levels despite pressure on the net interest margin from higher funding costs, while asset quality remained strong."

         "Dime also recorded continued growth in commercial real estate, consumer and business loans, reflecting the success of our strategy to reshape our loan portfolio by increasing the proportion of relatively higher-yielding loans. These non-residential loans have grown 15%, or over a billion dollars, since the beginning of the year and, at September 30, 2000, were 50% of our total loan portfolio, up from 46% at the end of 1999. At the same time, our securities available for sale portfolio, on a pro-forma basis adjusted for the announced sale, will be reduced to $2 billion, or less than 10% of total interest-earning assets as of the end of the 2000 third quarter," he added.

         "Going forward, we will be continuing to implement our expense reduction program and executing our balance sheet repositioning program as well as introducing new products and services for our customers that are intended to further improve revenues," concluded Mr. Toal.

         On a reported basis, including the $131 million of pre-tax charges, Dime had a net loss of $16.5 million, or $0.16 per diluted share, for the 2000 third quarter, compared with net income of $61.8 million, or $0.55 per diluted share, in the 1999 third quarter and $34.4 million, or $0.31 per diluted share, for the 2000 second quarter.

OPERATING AND CASH OPERATING EARNINGS

         Operating earnings for the 2000 third quarter reflected adjustments to reported results to exclude pre-tax charges of $87 million related to the designation for sale of securities from Dime's portfolio, $38 million associated with actions intended to reduce annual expenses by $50 million, and $5 million related to the hostile takeover attempt of Dime. There were no adjustments to reported earnings in the 1999 third quarter, while the calculation of operating earnings for the 2000 second quarter excluded $54 million pre-tax charges related to the termination of a planned merger of equals and the hostile takeover attempt.

         Cash operating earnings were $75.5 million, or $0.64 per diluted share, for the 2000 third quarter, compared with $65.7 million, or $0.58 per diluted share, for the 1999 third quarter and $73.0 million, or $0.66 per diluted share, for the 2000 second quarter. Cash operating earnings exclude the after-tax effect of goodwill amortization expense.

NET INTEREST INCOME AND NET INTEREST MARGIN

         Net interest income increased 5% to $156.8 million in the 2000 third quarter from $149.2 million in the 1999 third quarter and was up slightly from $156.1 million in the 2000 second quarter. The increase in net interest income in the 2000 third quarter as compared with the year-earlier period primarily reflected a higher level of interest-earning assets. The net interest margin in the 2000 third quarter was 2.84%, down from 3.07% in the 1999 third quarter and 2.88% in the 2000 second quarter. The lower margin reflected the effects of higher funding costs and the inverted yield curve, which were only partially offset by increased yields on assets and the growth of relatively higher-yielding non-residential loans.

NON-INTEREST INCOME

         Non-interest income in the 2000 third quarter on an operating earnings basis totaled $139.9 million, up from $133.9 million in the 1999 third quarter and $133.4 million in the second quarter of 2000.

     o Loan servicing and production fees increased to $73.2 million in the 2000 third quarter, up 9% from $67.4 million in the third quarter of 1999 and 3% from 71.3 million in the 2000 second quarter.

     o Banking service fees in the 2000 third quarter increased 28% to $16.7 million from $13.1 million in the 1999 third quarter and were up slightly from $16.4 million in the 2000 second quarter.

     o Securities and insurance brokerage fees of $10.2 million for the 2000 third quarter were up from $8.9 million in the 1999 third quarter, but were down from $11.3 million in the 2000 second quarter.

     o Net gains on sales activities for the 2000 third quarter were $36.0 million, down from $42.1 million in the 1999 third quarter, largely reflecting lower levels of mortgage banking activity associated with home loan refinances. However, net gains on sales activities in the 2000 third quarter were up 18% from $30.5 million in the 2000 second quarter, reflecting increased demand for mortgage credit due to lower home mortgage interest rates.

NON-INTEREST EXPENSE

         Non-interest expense on an operating earnings basis was $182.9 million in the 2000 third quarter, compared with $178.3 million in the 1999 third quarter and $178.5 million in the 2000 second quarter. The increase from the 1999 third quarter largely reflected increases in goodwill amortization associated with Dime's purchase of an auto finance operation in the 1999 third quarter and KeyBank's Long Island banking franchise in the fourth quarter of 1999 and mortgage servicing rights amortization, offset by reduced operating expenses. The increase from the 2000 second quarter was driven by higher levels of mortgage production-related expenses and amortization of mortgage servicing rights.

         General and administrative expense in the 2000 third quarter was $142.0 million, compared with $146.1 million in the 1999 third quarter and $139.1 million in the 2000 second quarter. The year-over-year decrease was achieved despite the additional expenses related to the previously-mentioned acquisitions, largely as a result of reduced mortgage-banking related expenses. The increase in the 2000 third quarter as compared to the immediately prior quarter was due primarily to expenses associated with increased mortgage banking activity.

         The tax rate in the 2000 third quarter was 35.0% on an operating earnings basis, and Dime expects that to be the effective tax rate for the remainder of the year.

LOANS RECEIVABLE AND LOAN SERVICING

         At September 30, 2000, Dime's loans receivable portfolio totaled $16.1 billion, compared with $15.2 billion at December 31, 1999 and $16.0 billion at June 30, 2000. The increase from the prior periods was related to continued growth in the commercial real estate, consumer, and business loan portfolios.

         At September 30, 2000, Dime serviced $42.6 billion of residential loans for others, up from $38.4 billion at December 31, 1999 and $41.1 billion at June 30, 2000. The weighted average coupon of loans serviced for others was 7.37% at September 30, 2000, compared with 7.30% at June 30, 2000. The book value of mortgage servicing assets at September 30, 2000 was $980 million, including $52 million associated with hedges, while the estimated fair value was $1.01 billion.

ASSET QUALITY

         The allowance for loan losses was $146.7 million at September 30, 2000, or 198% of non-accrual loans, compared with $137.1 million and 194%, respectively, at September 30, 1999 and $143.4 million and 218%, respectively, at June 30, 2000. At September 30, 2000, the ratio of the allowance for loans losses to loans receivable was 0.91%, compared with 0.96% one year earlier and 0.90% at June 30, 2000.

         At September 30, 2000, non-performing assets (non-accrual loans and other real estate owned) totaled $91.3 million, or 0.36% of total assets, compared with $90.8 million, or 0.40% of total assets, at September 30, 1999 and $84.1 million, or 0.33% of total assets, at June 30, 2000. At September 30, 2000, approximately two-thirds of Dime's non-performing assets were related to residential property assets.

         In the third quarter of 2000, the provision for loan losses was $7.0 million, unchanged from both the third quarter of 1999 and the second quarter of 2000. Net charge-offs were $3.8 million in the 2000 third quarter, compared with $3.6 million in the 1999 third quarter and $6.1 million in the 2000 second quarter.

         At September 30, 2000, Dime had assets of $25.2 billion and deposits of $13.9 billion. Its principal subsidiary, The Dime Savings Bank of New York, FSB (www.dime.com), is a regional bank serving consumers and businesses throughout the greater New York City metropolitan area. Directly and through its mortgage banking subsidiary, North American Mortgage Company

(www.namc.com), Dime also provides consumer loans, insurance products and mortgage banking services throughout the United States.

         Certain statements in Dime's press releases may be forward-looking. A variety of factors could cause Dime's actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, and results of Dime's business include litigation, interest rate movements, competition from both financial and non-financial institutions, changes in applicable laws and regulations, the timing and occurrence (or non-occurrence) of transactions and events that may be subject to circumstances beyond Dime's control and general economic conditions.

         Dime believes that "operating earnings" and "cash operating earnings" basis information, when taken in conjunction with reported results, provide useful information in evaluating performance on a comparable basis, although operating earnings and cash operating earnings are not currently a required basis for reporting financial results under generally accepted accounting principles.

                                      # # #

                                                 DIME BANCORP, INC. AND SUBSIDIARIES
                                                SELECTED CONSOLIDATED FINANCIAL DATA
                                                             (unaudited)

                                                                                                                   At or For
                                                                                                                      the
                                                           At or For the Three Months Ended                    Nine Months Ended
                                             Sept. 30,     June 30,    March 31,    Dec. 31,    Sept. 30,          Sept. 30,
                                                2000         2000         2000        1999        1999        2000          1999

OPERATING EARNINGS BASIS (1)
Operating earnings (in thousands)              $ 69,381     $ 66,616     $ 65,273    $ 62,331    $ 61,824    $201,270     $ 181,609
Basic operating earnings per common share          0.63         0.60         0.59        0.56        0.55        1.82          1.63
Diluted operating earnings per common
    share                                          0.59         0.60         0.59        0.56        0.55        1.77          1.61
Return on average assets                           1.10%        1.09%        1.11%       1.07%       1.13%       1.10%         1.12%
Return on average common stockholders'
    equity                                        17.64        17.14        17.04       16.67       16.75       17.27         16.77
Return on average total stockholders'
    equity                                        16.09        17.14        17.04       16.67       16.75       16.73         16.77

Interest rate spread                               2.92         2.99         3.07        3.05        3.12        2.99          2.96
Net interest margin                                2.84         2.88         2.96        2.98        3.07        2.89          2.92
Non-interest income to total revenues             47.16        46.07        46.27       46.29       47.29       46.50         50.64
Efficiency ratio                                  47.85        48.03        49.08       50.30       51.61       48.32         51.77

CASH OPERATING EARNINGS BASIS (2)
Cash operating earnings (in thousands)         $ 75,457     $ 73,040     $ 71,669    $ 68,486    $ 65,744    $220,166     $ 191,681
Basic cash operating earnings per common
    share                                          0.68         0.66         0.65        0.62        0.59        1.99          1.72
Diluted cash operating earnings per common
    share                                          0.64         0.66         0.64        0.62        0.58        1.94          1.70
Return on average tangible assets                  1.22%        1.22%        1.25%       1.21%       1.22%       1.23%         1.20%
Return on average tangible common
    stockholders' equity                          28.52        28.31        28.59       27.27       22.47       28.47         21.63
Return on average tangible total
    stockholders' equity                          24.96        28.31        28.59       27.27       22.47       27.13         21.63

REPORTED BASIS
Net (loss) income (in thousands)              $(16,539)     $ 34,443     $ 65,273    $ 62,331    $ 61,824    $ 83,177     $ 177,482
Basic (loss) earnings per common share           (0.16)         0.31         0.59        0.56        0.55        0.75          1.59
Diluted (loss) earnings per common share         (0.16)         0.31         0.59        0.56        0.55        0.74          1.57
Return on average assets                             NM%        0.56%        1.11%       1.07%       1.13%       0.46%         1.10%
Return on average common stockholders'
    equity                                           NM         8.86        17.04       16.67       16.75        7.14         16.39
Return on average total stockholders'
    equity                                           NM         8.86        17.04       16.67       16.75        6.91         16.39

PERIOD END BALANCE SHEET ITEMS
(in millions)
Total assets                                   $ 25,232     $ 25,259     $ 24,180    $ 23,921    $ 22,601    $ 25,232      $ 22,601
Total interest-earning assets                    22,227       22,509       21,519      21,314      20,386      22,227        20,386
Securities available for sale                     3,342        3,900        3,928       3,850       3,837       3,342         3,837
Loans held for sale                               2,364        2,165        1,505       1,734       1,716       2,364         1,716
Loans receivable                                 16,051       15,959       15,579      15,207      14,257      16,051        14,257
Total interest-bearing liabilities               22,961       23,242       22,085      22,007      20,752      22,961        20,752
Deposits                                         13,903       14,284       14,406      14,261      13,294      13,903        13,294
Borrowed funds                                    9,058        8,958        7,679       7,746       7,458       9,058         7,458
Common stockholders' equity                       1,576        1,560        1,573       1,516       1,475       1,576         1,475
Total stockholders' equity                        1,786        1,560        1,573       1,516       1,475       1,786         1,475

(1)  Operating earnings represent net income adjusted for the effects of certain non-recurring or unusual items.
(2)  Cash operating earnings represent operating earnings excluding amortization of goodwill, net of taxes.
NM = Not meaningful.

                                                 DIME BANCORP, INC. AND SUBSIDIARIES
                                          SELECTED CONSOLIDATED FINANCIAL DATA (CONTINUED)
                                                             (unaudited)

                                                                                                                  At or For
                                                                                                                     the
                                                           At or For the Three Months Ended                    Nine Months Ended
                                             Sept. 30,     June 30,    March 31,    Dec. 31,    Sept. 30,          Sept. 30,
                                                2000         2000         2000        1999        1999        2000          1999

AVERAGE BALANCES (in millions)
Total assets                                   $ 25,192     $ 24,442     $ 23,476    $ 23,201    $ 21,814    $ 24,373      $ 21,546
Total interest-earning assets                    22,626       21,934       21,014      20,975      19,733      21,861        19,486
Securities available for sale                     4,002        3,935        3,858       3,955       3,613       3,932         3,407
Loans held for sale                               2,177        1,776        1,325       1,596       1,993       1,761         2,594
Loans receivable                                 15,969       15,734       15,315      14,897      13,562      15,674        12,984
Total interest-bearing liabilities               23,004       22,456       21,536      21,332      19,944      22,334        19,700
Deposits                                         14,034       14,259       14,231      14,121      13,326      14,174        13,322
Borrowed funds                                    8,970        8,197        7,305       7,211       6,618       8,160         6,378
Common stockholders' equity                       1,574        1,555        1,532       1,496       1,477       1,554         1,444
Total stockholders' equity                        1,725        1,555        1,532       1,496       1,477       1,604         1,444

ASSET QUALITY (dollars in thousands)
Non-performing assets:
  Non-accrual loans                            $ 73,958     $ 65,829     $ 73,562    $ 69,362    $ 70,815    $ 73,958      $ 70,815
  Other real estate owned, net                   17,331       18,272       16,635      16,691      19,997      17,331        19,997
Total non-performing assets                    $ 91,289     $ 84,101     $ 90,197    $ 86,053    $ 90,812    $ 91,289      $ 90,812

Non-performing assets to total assets              0.36%        0.33%        0.37%       0.36%       0.40%       0.36%         0.40%
Non-accrual loans to loans receivable              0.46         0.41         0.47        0.46        0.50        0.46          0.50
Allowance for loan losses                      $146,655     $143,432     $142,485    $140,296    $137,077    $146,655      $137,077
Allowance for loan losses to:
  Loans receivable                                 0.91%        0.90%        0.91%       0.92%       0.96%       0.91%         0.96%
  Non-accrual loans                              198.29       217.89       193.69      202.27      193.57      198.29        193.57

CAPITAL RATIOS
Common stockholders' equity to total
  assets                                           6.25%        6.18%        6.51%       6.34%       6.52%       6.25%         6.52%
Total   stockholders'   equity  to  total
  assets                                           7.08         6.18         6.51        6.34        6.52        7.08          6.52
The Dime Savings Bank of New York, FSB:
  Tangible and core                                5.86 (3)     5.93         6.16        5.90        6.85        5.86 (3)      6.85
  Tier 1 risk-based                                8.66 (3)     8.71         9.00        8.80       10.23        8.66 (3)     10.23
  Total risk-based                                10.13 (3)    10.14        10.50       10.33       11.15       10.13 (3)     11.15

OTHER PERIOD END DATA
Common shares outstanding (in thousands)        109,635      109,299      111,688     110,895     110,755     109,635       110,755
Book value per common share                    $  14.38     $  14.27     $  14.09    $  13.67    $  13.31    $  14.38      $  13.31
Tangible book value per common share               9.70         9.49         9.34        8.84       10.39        9.70         10.39
Loans serviced for others (in millions)          42,555       41,124       39,947      38,430      40,726      42,555        40,726

(3)  Preliminary.

                                                 DIME BANCORP, INCa AND SUBSIDIARIES
                                            CONSOLIDATED STATEMENTS OF OPERATING EARNINGS
                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                             (UNAUDITED)

                                                                  FOR THE THREE MONTHS ENDED               FOR THE NINE MONTHS ENDED
                                                    ------------------------------------------------------          SEPT. 30,
                                                    SEPT. 30,   JUNE 30,   MARCH 31,  DEC. 31,   SEPT. 30,  ------------------------
                                                      2000        2000       2000       1999       1999        2000          1999
                                                    ---------- ----------- ---------- ---------- ---------  -----------  -----------

INTEREST INCOME
Residential real estate loans                        $193,176   $ 183,730  $ 172,462  $ 176,044  $ 178,268   $ 549,368    $ 568,338
Commercial real estate loans                           82,569      75,764     69,161     63,389     61,507     227,494      165,182
Consumer loans                                         61,147      56,696     53,059     51,147     39,370     170,902       81,066
Business loans                                         25,540      24,012     22,862     18,658      9,028      72,414       21,082
Mortgage-backed securities                             67,200      64,835     63,678     63,515     57,427     195,713      158,870
Other securities                                       14,339      14,151     12,538     12,721     12,658      41,028       37,575
Money market investments                                  212         202        247        239        496         661        1,272
                                                    ---------- ----------- ---------- ---------- ---------- -----------  -----------
    Total interest income                             444,183     419,390    394,007    385,713    358,754   1,257,580    1,033,385
                                                    ---------- ----------- ---------- ---------- ---------- -----------  -----------
INTEREST EXPENSE
Deposits                                              137,729     132,286    130,476    127,895    117,758     400,491      354,111
Borrowed funds                                        149,684     130,955    108,863    103,964     91,753     389,502      254,643
                                                    ---------- ----------- ---------- ---------- ---------- -----------  -----------
    Total interest expense                            287,413     263,241    239,339    231,859    209,511     789,993      608,754
                                                    ---------- ----------- ---------- ---------- ---------- -----------  -----------
    Net interest income                               156,770     156,149    154,668    153,854    149,243     467,587      424,631
Provision for loan losses                               7,000       7,000      7,000      7,000      7,000      21,000       22,500
                                                    ---------- ----------- ---------- ---------- ---------- -----------  -----------
    Net interest income after provision for loan
      Losses                                          149,770     149,149    147,668    146,854    142,243     446,587      402,131
                                                    ---------- ----------- ---------- ---------- ---------- -----------  -----------
NON-INTEREST INCOME
Loan servicing and production fees                     73,227      71,265     66,844     68,474     67,402     211,336      199,046
Banking service fees                                   16,709      16,418     15,521     14,884     13,060      48,648       36,914
Securities and insurance brokerage fees                10,167      11,314     10,533      9,129      8,925      32,014       27,581
Net gains on sales activities                          35,998      30,519     36,639     36,310     42,114     103,156      164,117
Other                                                   3,797       3,891      3,644      3,821      2,391      11,332        7,967
                                                    ---------- ----------- ---------- ---------- ---------- -----------  -----------
    Total non-interest income                         139,898     133,407    133,181    132,618    133,892     406,486      435,625
                                                    ---------- ----------- ---------- ---------- ---------- -----------  -----------
NON-INTEREST EXPENSE
General and administrative expense:
  Compensation and employee benefits                   77,237      75,831     75,617     74,555     77,521     228,685      229,195
  Occupancy and equipment                              27,960      27,612     28,114     27,077     25,897      83,686       76,584
  Other                                                36,772      35,643     37,553     42,465     42,698     109,968      139,594
                                                    ---------- ----------- ---------- ---------- ---------- -----------  -----------
    Total general and administrative expense          141,969     139,086    141,284    144,097    146,116     422,339      445,373
Amortization of mortgage servicing assets              32,631      31,009     29,232     28,989     27,940      92,872       93,797
Amortization of goodwill                                8,329       8,371      8,346      7,917      4,230      25,046       10,603
                                                    ---------- ----------- ---------- ---------- ---------- -----------  -----------
    Total non-interest expense                        182,929     178,466    178,862    181,003    178,286     540,257      549,773
                                                    ---------- ----------- ---------- ---------- ---------- -----------  -----------
Operating earnings before income tax expense          106,739     104,090    101,987     98,469     97,849     312,816      287,983
Income tax expense                                     37,358      37,474     36,714     36,138     36,025     111,546      106,374
                                                    ---------- ----------- ---------- ---------- ---------- -----------  -----------
Operating earnings                                   $ 69,381    $ 66,616   $ 65,273   $ 62,331   $ 61,824   $ 201,270     $181,609
                                                    ========== =========== ========== ========== ========== ===========  ===========

Operating earnings applicable to common
    Stockholders for basic operating earnings per
      common share                                   $ 68,420    $ 66,616   $ 65,273   $ 62,331   $ 61,824    $200,309     $181,609
Operating earnings applicable to common
    Stockholders for diluted operating earnings
    per common share                                   69,381      66,616     65,273     62,331     61,824     201,270      181,609

OPERATING EARNINGS PER COMMON SHARE
Basic                                                $   0.63    $   0.60   $   0.59   $   0.56   $   0.55    $   1.82     $   1.63
Diluted                                                  0.59        0.60       0.59       0.56       0.55        1.77         1.61

AVERAGE COMMON SHARES OUTSTANDING FOR
OPERATING EARNINGS PER COMMON SHARE
Basic                                                 109,323     110,293    110,537    110,440    112,046     110,048      111,664
Diluted                                               118,374     111,439    111,229    111,332    113,127     113,698      112,937


                                                 DIME BANCORP, INC. AND SUBSIDIARIES
                                                CONSOLIDATED STATEMENTS OF OPERATIONS
                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                             (UNAUDITED)

                                                              FOR THE THREE MONTHS ENDED                  FOR THE NINE MONTHS ENDED
                                               --------------------------------------------------------           SEPT. 30,
                                               SEPT. 30,   JUNE 30,   MARCH 31,  DEC. 31,    SEPT. 30,   ---------------------------
                                                 2000        2000       2000       1999        1999         2000            1999
                                               ---------- ----------- ---------- ----------  ----------  ------------    -----------

INTEREST INCOME
Residential real estate loans                   $193,176    $183,730   $172,462   $176,044    $178,268     $ 549,368       $ 568,338
Commercial real estate loans                      82,569      75,764     69,161     63,389      61,507       227,494         165,182
Consumer loans                                    61,147      56,696     53,059     51,147      39,370       170,902          81,066
Business loans                                    25,540      24,012     22,862     18,658       9,028        72,414          21,082
Mortgage-backed securities                        67,200      64,835     63,678     63,515      57,427       195,713         158,870
Other securities                                  14,339      14,151     12,538     12,721      12,658        41,028          37,575
Money market investments                             212         202        247        239         496           661           1,272
                                               ---------- ----------- ---------- ----------  ----------  ------------    -----------
      Total interest income                      444,183     419,390    394,007    385,713     358,754     1,257,580       1,033,385
                                               ---------- ----------- ---------- ----------  ----------  ------------    -----------
INTEREST EXPENSE
Deposits                                         137,729     132,286    130,476    127,895     117,758       400,491         354,111
Borrowed funds                                   149,684     130,955    108,863    103,964      91,753       389,502         254,643
                                               ---------- ----------- ---------- ----------  ----------  ------------    -----------
      Total interest expense                     287,413     263,241    239,339    231,859     209,511       789,993         608,754
                                               ---------- ----------- ---------- ----------  ----------  ------------    -----------
      Net interest income                        156,770     156,149    154,668    153,854     149,243       467,587         424,631
Provision for loan losses                          7,000       7,000      7,000      7,000       7,000        21,000          22,500
                                               ---------- ----------- ---------- ----------  ----------  ------------    -----------
      Net interest income after provision
        for loan losses                          149,770     149,149    147,668    146,854     142,243       446,587         402,131
                                               ---------- ----------- ---------- ----------  ----------  ------------    -----------
NON-INTEREST INCOME
Loan servicing and production fees                73,227      71,265     66,844     68,474      67,402       211,336         199,046
Banking service fees                              16,709      16,418     15,521     14,884      13,060        48,648          36,914
Securities and insurance brokerage fees           10,167      11,314     10,533      9,129       8,925        32,014          27,581
Loss on mortgage-backed securities
  designated for sale                           (87,441)          --         --         --          --      (87,441)              --
Net gains on sales activities                     35,998      30,519     36,639     36,310      42,114       103,156         164,117
Other                                              3,797       3,891      3,644      3,821       2,391        11,332           7,967
                                               ---------- ----------- ---------- ----------  ----------  ------------    -----------
      Total non-interest income                   52,457     133,407    133,181    132,618     133,892       319,045         435,625
                                               ---------- ----------- ---------- ----------  ----------  ------------    -----------
NON-INTEREST EXPENSE
General and administrative expense:
  Compensation and employee benefits              77,237      75,831     75,617     74,555      77,521       228,685         229,195
  Occupancy and equipment                         27,960      27,612     28,114     27,077      25,897        83,686          76,584
  Other                                           36,772      35,643     37,553     42,465      42,698       109,968         139,594
                                               ---------- ----------- ---------- ----------  ----------  ------------    -----------
      Total general and administrative
        expense                                  141,969     139,086    141,284    144,097     146,116       422,339         445,373
Amortization of mortgage servicing assets         32,631      31,009     29,232     28,989      27,940        92,872          93,797
Amortization of goodwill                           8,329       8,371      8,346      7,917       4,230        25,046          10,603
Restructuring and other special charges           43,537      54,255         --         --          --        97,792              --
                                               ---------- ----------- ---------- ----------  ----------  ------------    -----------
      Total non-interest expense                 226,466     232,721    178,862    181,003     178,286       638,049         549,773
                                               ---------- ----------- ---------- ----------  ----------  ------------    -----------
(Loss) income before income tax (benefit)
  expense and extraordinary items               (24,239)      49,835    101,987     98,469      97,849       127,583         287,983
Income tax (benefit) expense                     (7,700)      15,392     36,714     36,138      36,025        44,406         106,374
                                               ---------- ----------- ---------- ----------  ----------  ------------    -----------
(Loss) income before extraordinary items        (16,539)      34,443     65,273     62,331      61,824        83,177         181,609
Extraordinary items - losses on early
  extinguishment of debt, net of tax benefits         --          --         --         --          --            --         (4,127)
                                               ---------- ----------- ---------- ----------  ----------  ------------    -----------
Net (loss) income                              $(16,539)     $34,443    $65,273    $62,331     $61,824      $ 83,177       $ 177,482
                                               ========== =========== ========== ==========  ==========  ============    ===========

(Loss) income applicable to common stockholders
    for basic (loss) earnings per common
    share:
     (Loss) income before extraordinary items  $(17,500)     $34,443    $65,273    $62,331     $61,824      $ 82,216       $ 181,609
     Net (loss) income                          (17,500)      34,443     65,273     62,331      61,824        82,216         177,482
(Loss) income applicable to common
     stockholders for diluted (loss) earnings
     per common share:
      (Loss) income before extraordinary items  (17,500)      34,443     65,273     62,331      61,824        82,216         181,609
      Net (loss) income                         (17,500)      34,443     65,273     62,331      61,824        82,216         177,482

PER COMMON SHARE
Basic (loss) earnings:
  (Loss) income before extraordinary items      $ (0.16)     $  0.31    $  0.59    $  0.56     $  0.55      $   0.75        $   1.63
  Net (loss) income                               (0.16)        0.31       0.59       0.56        0.55          0.75            1.59

Diluted (loss) earnings:
  (Loss) income before extraordinary items        (0.16)        0.31       0.59       0.56        0.55          0.74            1.61
  Net (loss) income                               (0.16)        0.31       0.59       0.56        0.55          0.74            1.57

Cash dividends declared                             0.08        0.08       0.06       0.06        0.06          0.22            0.17

AVERAGE COMMON SHARES OUTSTANDING
Basic                                            109,323     110,293    110,537    110,440     112,046       110,048         111,664
Diluted                                          109,323     111,439    111,229    111,332     113,127       110,659         112,937


                                DIME BANCORP, INC. AND SUBSIDIARIES
                           CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                           (IN THOUSANDS)
                                            (UNAUDITED)

                                                                 SEPTEMBER 30,     DECEMBER 31,
                                                                     2000              1999
                                                                ----------------  ----------------

ASSETS
Cash and due from banks                                              $  325,721        $  414,289
Money market investments                                                 13,085            18,166
Securities available for sale                                         3,341,773         3,849,676
Federal Home Loan Bank of New York stock                                328,732           328,732
Loans held for sale                                                   2,363,552         1,733,667
Loans receivable, net:
   Residential real estate loans                                      7,995,503         8,200,120
   Commercial real estate loans                                       3,973,993         3,482,857
   Consumer loans                                                     2,941,984         2,495,321
   Business loans                                                     1,139,558         1,028,756
   Allowance for loan losses                                          (146,655)         (140,296)
                                                                ----------------  ----------------
      Total loans receivable, net                                    15,904,383        15,066,758
                                                                ----------------  ----------------

Premises and equipment, net                                             188,125           207,373
Mortgage servicing assets                                               980,228           980,934
Goodwill                                                                508,928           531,415
Other assets                                                          1,277,815           790,315
                                                                ----------------  ----------------
Total assets                                                       $ 25,232,342      $ 23,921,325
                                                                ================  ================

LIABILITIES
Deposits                                                           $ 13,903,058      $ 14,261,449
Federal funds purchased and securities sold under
   agreements to repurchase                                           3,260,488         1,106,067
Other short-term borrowings                                           4,640,463         5,321,838
Long-term debt                                                        1,004,769         1,165,868
Guaranteed preferred beneficial interests in Dime
   Bancorp, Inc.'s junior subordinated deferrable
   interest debentures                                                  152,236           152,219
Other liabilities                                                       485,158           397,779
                                                                ----------------  ----------------
      Total liabilities                                              23,446,172        22,405,220
                                                                ----------------  ----------------

STOCKHOLDERS' EQUITY
Preferred stock and warrants to purchase preferred
   stock                                                                210,166                --
Common stock                                                              1,203             1,203
Additional paid-in capital - common stock                             1,154,827         1,166,530
Retained earnings                                                       723,572           670,343
Treasury stock, at cost                                               (253,420)         (230,035)
Accumulated other comprehensive loss                                   (46,733)          (87,257)
Unearned compensation                                                   (3,445)           (4,679)
                                                                ----------------  ----------------
      Total stockholders' equity                                      1,786,170         1,516,105
                                                                ----------------  ----------------
Total liabilities and stockholders' equity                         $ 25,232,342      $ 23,921,325
                                                                ================  ================


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                            DIME BANCORP, INC.




                                            By: /s/ Anthony R. Burriesci
                                               ---------------------------------
                                               Name:  Anthony R. Burriesci
                                               Title: Chief Financial Officer


Date: October 17, 2000